Exhibit 10.1.1

AGREEMENT FOR DISCOUNTED PAYOFF

THIS AGREEMENT FOR DISCOUNTED PAYOFF ("Agreement") dated this _______ day of October, 2018, is made and entered into by and among Wells Fargo Bank, National Association ("Wells Fargo"), and SB Partners (the "Borrower") and Eagle IV Realty, LLC (“Mortgagor”).

RECITALS

A.     Wells Fargo made a loan to the Borrower in the original principal amount of $6,000,000.00 (the "Loan"). The Loan is evidenced by a promissory note (the “B-Note”) dated April 29, 2011 executed by the Borrower in favor of Wells Fargo, in the original principal amount of the Loan ("Note").

B.     As of September 5, 2018, the unpaid principal balance of the Loan is $5,693,855.94, the accrued, but unpaid interest thereon is $              0             , and the per diem interest is $              0             .

C.     The Note is secured by, among other things, liens on real property (the “Maple Grove Property”) as evidenced by that Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated April 29, 2011 (the “Mortgage”) made by Mortgagor and recorded May 5, 2011, as Document No. 9651267, in the Official Records of the County of Hennepin, State of Minnesota and by the filing of various UCC-1 financing statements.

D.     The Note is further secured by, among other things, a pledge of Borrower’s membership interest in the Mortgagor (the “Pledged Interests”) as evidenced by a Pledge Agreement dated April 29, 2011 made by Borrower (the “Pledge Agreement”) and by the filing of various UCC-1 financing statements.

E.     The Note, Mortgage, Pledge and all other agreements, documents and instruments executed from time to time in connection with the loan evidenced by the Note or related thereto are collectively referred to as the “Loan Documents.”

F.     Borrower has requested that Wells Fargo accept payment of $4,000,000.00 ("Discounted Payoff Amount") in full satisfaction of the Note and Wells Fargo is willing to do so subject to the execution, delivery and strict performance of the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

1.             CONDITIONS PRECEDENT. The following are conditions precedent to Wells Fargo's obligations under this Agreement:

1.01      Receipt by Wells Fargo of the fully executed original of this Agreement, and any and all other documents and agreements which are required by this Agreement, each in form and content acceptable to Wells Fargo on or before October 5, 2018. Unless and until Borrower and Mortgagor execute and return this Agreement to Wells Fargo by such date and Wells Fargo signs this Agreement, Wells Fargo shall have no obligation to accept the Discounted Payoff Amount in full satisfaction of the Note and the Wells Fargo is entitled to immediately exercise all rights and remedies available to it.

1.02      The representations and warranties contained in this Agreement are true and correct.

1.03      Borrower shall deliver to Wells Fargo the Discounted Payoff Amount, plus Wells Fargo’s attorney’s fees and expenses in connection with this Agreement, in cash or by cashier's check (from a lender acceptable to Wells Fargo) or by confirmed wire transfer, in immediately available U.S. federal funds on or before 3:00 p.m., October 30, 2018. If payment is remitted by wire transfer, instructions are as follows:

Bank Name: Wells Fargo Bank NA

Routing Number: 121000248

Account Name: Wires In Process – WSLC

Account Number 0065668-4050720

Ref: SB Partners, Obligor 5468770332, Obligation 26, Loan # WB17338

Attention: Heather Jones

2.             REPRESENTATIONS AND WARRANTIES.

2.01     Borrower and Mortgagor acknowledge and agree that the Recitals hereinabove are true and correct, that the indebtedness evidenced by the Note is due and owing to Wells Fargo without offset, defense or counterclaim, and further acknowledge and agree that the Note, the Mortgage, Pledge and all other Loan Documents, are valid and binding and fully enforceable according to their terms.

2.02     The Borrower represents and warrants that, other than those listed as parties to this Agreement, there is no individual or entity owned by, controlled by, under common ownership with, or affiliated with Borrower or Mortgagor, which possesses a claim, demand, or cause of action of any kind and nature whatsoever arising out of or related to the Loan against Wells Fargo, or any of its past or present subsidiaries, divisions, affiliates, attorneys, officers, employees, directors, agents, alter egos, shareholders, partners, heirs, executors, administrators, legal successors and assigns, or their respective insurers and underwriters.

2.03     Borrower and Mortgagor represent and warrant that Borrower and Mortgagor are the owners of and have not assigned, sold, transferred, or otherwise disposed of any of the Pledged Interests and Maple Grove Property, respectively.

2.04     Borrower and Mortgagor each represents and warrants that each individual executing this Agreement on their behalf is duly authorized to execute this Agreement and has all requisite power, authority, and approval required to enter into, execute, and deliver this Agreement, including the releases given in this Agreement.

2.05     Borrower represents and warrants that it understands that this Agreement constitutes a forgiveness of debt by Wells Fargo and as such, Wells Fargo shall file all applicable documents required by bank regulatory agencies and taxing authorities in connection with the forgiveness of debt by national banks;

3.            BORROWER'S OBLIGATIONS. Borrower agrees to satisfy the conditions precedent set forth in Section 1, above.

4.            RELEASE OF DOCUMENTS AND COLLATERAL.   Upon satisfaction (or waiver by Wells Fargo) of the conditions precedent in Section 1 of this Agreement including, but not limited to, the receipt of the Discounted Payoff Amount (the "Effective Date"), Wells Fargo shall (i) satisfy the Mortgage, (ii) release the security interest on the Pledged Interests under the Pledge Agreement, (iii) release the financing statements; and (iv) release the Note marked “Paid in Full” and Borrower and Mortgagor shall without further act be released and discharged from their respective obligations and liabilities under the Loan Documents in respect of the Note, except for those obligations and liabilities that by their terms survive the payment in full of the indebtedness and except for their respective obligations and liabilities under this Agreement. This Agreement only pertains to the Loan and nothing in this Agreement modifies or waives any rights that Wells Fargo may have with respect to any other banking or financial relationship between Wells Fargo and the Borrower or the Mortgagor.

5.            DEFAULT UNDER TERMS OF AGREEMENT.   The Borrower and Mortgagor understand and agree that Wells Fargo’s agreements hereunder are conditioned upon receipt of the Discounted Payoff Amount in accordance with the terms of this Agreement, and the execution of, and strict performance by Borrower and Mortgagor under, this Agreement. Borrower and Mortgagor agree that if Wells Fargo does not receive the Discounted Payoff Amount by the date specified above, or if any amount applied in payment of the Note is or must be, or is claimed or ordered to be, rescinded, avoided or returned by Wells Fargo to any person or entity for any reason whatsoever (including, without limitation, bankruptcy, insolvency, or reorganization of Borrower, Mortgagor or any other person), the full amount of indebtedness evidenced by the Note (without the discount of the Note granted by Wells Fargo pursuant to this Agreement) shall become immediately due and payable in full without notice or demand and Wells Fargo shall be entitled to all of its rights and remedies as provided by the Note, the Mortgage, Pledge and the Loan Documents and applicable law.

6.            GENERAL RELEASE AND INDEMNITY. In consideration of Wells Fargo’s execution of this Agreement, the Borrower and Mortgagor do hereby, on behalf of themselves, their agents, insurers, heirs, successors and assigns, release, acquit and forever discharge Wells Fargo and Wells Fargo & Company, and any and all of their parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns, together with all of their present and former directors, officers, agents, attorneys and employees (together, the “Released Parties”) from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower and Mortgagor, or either of them, has had, now has or has made claim to have against the Released Parties for, upon or by reason of any act, omission, matter, cause or thing whatsoever relating to any or all of the Note, Mortgage, Pledge and Loan Documents, and arising from the beginning of time to and including the date of this Agreement (the “Released Claims”), whether such claims, demands and causes of action are matured or unmatured, liquidated or unliquidated, known or unknown, fixed, contingent, direct or indirect, and shall indemnify and hold harmless the Released Parties from any and all expenses, costs, liability and fees (including but not limited to attorney’s fees and expenses) incurred by any such Released Party as a result of any such action or proceeding instituted by Borrower, the Mortgagor or any third party. Borrower and Mortgagor irrevocably covenant and agree forever to refrain from initiating, filing, instituting, maintaining or proceeding upon, or encouraging, advising or voluntarily assisting any other person or entity to initiate, institute, maintain or proceed upon any Released Claim of any nature whatsoever released in this General Release and Indemnity.

7.            GENERAL PROVISIONS.

7.01     Each party to this Agreement acknowledges and warrants that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement. Each party has read or had read to it all of this Agreement and had it explained to it by his attorney and fully understands all the terms used and their significance;

7.02     If any action or proceeding is brought to enforce or interpret this Agreement, the prevailing party, in addition to all other legal or equitable remedies possessed, shall be entitled to be reimbursed for all costs and expenses, including reasonable attorneys fees, incurred by reason of such action or proceeding;

7.03     This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties, and supersedes and replaces all prior negotiations, proposed agreements and agreements written or oral. Each of the parties to this Agreement acknowledges that no other party to this Agreement, nor any agent or attorney of any such party, has made any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement, to induce him to execute this Agreement. Each of the parties further acknowledge that he is not executing this Agreement in reliance on any promise, representation or warranty not contained in this Agreement.

7.04     Whenever, in this Agreement, the context may so require, the masculine or neuter gender shall be deemed to refer to and include the feminine, masculine, and neuter, and the singular to refer to and include the plural.

7.05     The substantive laws of the applicable state as provided in the Loan Documents shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

7.06     It is expressly understood and agreed that this Agreement is being made solely for the purpose of avoiding the expense and inconvenience of litigation and that it is not an admission of wrongful conduct or of any liability to any other party, all of which is expressly denied.

7.07     This Agreement may be executed in several counterparts, all of which shall be an original and enforceable against any party who signed it, and all of which shall constitute one and the same document.

7.08     CONFIDENTIALITY. Borrower and Mortgagor, for and on behalf of themselves, and their agents, heirs, insurers, successors and assigns, covenant that they will keep this Agreement and all negotiations with Wells Fargo concerning the Note and this Agreement strictly confidential and, except as may otherwise be required by law, will not disclose the terms of this Agreement or the content of any of Borrower's and Mortgagor’s negotiations with Wells Fargo to any person or entity, except to their legal, tax and other advisors and to enforce this Agreement, but only after advising them of this obligation of confidentiality. Borrower and Mortgagor shall be responsible for any breach of this provision by any person to whom Borrower or Mortgagor shall provide information or documents required to be kept confidential under this provision.

7.09     WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7.10     ARBITRATION. Wells Fargo and each party to this agreement hereby agree, upon demand by any party, to submit any Dispute to binding arbitration in accordance with the terms of this arbitration provision. Arbitration may be demanded before the institution of a judicial proceeding, or during a judicial proceeding, but not more than 60 days after service of a complaint, third party complaint, cross-claim, or any answer thereto, or any amendment to any of such pleadings. A "Dispute" shall include any dispute, claim or controversy of any kind, whether in contract or in tort, legal or equitable, now existing or hereafter arising, relating in any way to any aspect of this agreement, or any related agreement incorporating this arbitration provision (the "Documents"), or any renewal, extension, modification or refinancing of any indebtedness or obligation relating thereto, including without limitation, their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination. DISPUTES SUBMITTED TO ARBITRATION ARE NOT RESOLVED IN COURT BY A JUDGE OR JURY. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARBITRATED PURSUANT TO THIS ARBITRATION PROVISION.

A.     Governing Rules. Any arbitration proceeding will (i) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (ii) be conducted by the American Arbitration Association ("AAA"), or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs, in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes are referred to herein, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Arbitration proceedings hereunder shall be conducted at a location mutually agreeable to the parties, or if they cannot agree, then at a location selected by the AAA in the state of the applicable substantive law primarily governing the Note. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute. The arbitrator shall award all costs and expenses of the arbitration proceeding. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

B.     No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any Dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

C.     Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any Dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. Every arbitrator must be a neutral practicing attorney or a retired member of the state or federal judiciary, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the Dispute. The arbitrator will determine whether or not an issue is arbitral and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all Disputes in accordance with the applicable substantive law and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the applicable state rules of civil procedure, or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

D.     Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the Dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

E.     Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against non-parties in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity. As used herein, “non-parties” shall mean all persons and entities except Lender and the party(ies) executing this agreement or any related Document.

F.     Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the Dispute shall control. This arbitration provision shall survive the repayment of the Note and the termination, amendment or expiration of any of the Documents or any relationship between the parties.

7.11     TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION By: _____________________________ Name: Title:

SB PARTNERS,

a New York limited partnership

By: SB Partners Real Estate Corporation, a

New York corporation, its sole general

partner

By:______________________________

Name:____________________________

Title:_____________________________

EAGLE IV REALTY, LLC,

a Delaware limited liability company

By:         SB Partners Real Estate Corporation

a New York corporation, its manager

By:      ________________________

Name: ________________________

Title:    Vice President